Amendment to Strategic Alliance Agreement

This Amendment (“Amendment”) to Strategic Alliance Agreement dated 10th June, 2013 (“Agreement”) by and between AIA International Limited Taiwan Branch (“AIATW”), and Action Holdings Financial Limited (“Action”) is made and effective as of the 30 day of September, 2014 (the “Effective Date”) by and between AIATW and Action.

WHEREAS:

A. AIATW and Action have entered into the Agreement for the purpose of promotion of life insurance business provided by AIATW in the territory of Taiwan; and

B. This Amendment is made by mutual consent of the parties to amend the Agreement as set forth hereinafter.

NOW, THEREFORE, for good and sufficient consideration, AIATW and Action agree as follows:

1.	Section 3 of the Agreement shall be hereby deleted in its entirety and replaced by the term set forth herein below:

This Agreement is effective from June 1, 2013 and to continue in full force and effect until December 31, 2020.

2.	Section 6.1 of the Agreement shall be amended as follows:

The amount of AFYP, calculated based on the recognized portion, for each contract year of the new insurance contract negotiated by Appointed Broker/Agent and underwritten by AIATW according to Article 2 shall meet the sales targets as below.

Contract Year	Sales Target
First Year (Aug. 1st, 2013- Dec. 31st,2014)	NT 350,000,000
Second Year (Jan. 1st, 2015- Dec. 31st,2015)	NT 400,000,000
Third Year (Jan. 1st, 2016- Dec. 31st,2016)	NT 450,000,000

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Contract Year	Sales Target
Fourth Year (Jan. 1st, 2017- Dec. 31st,2017)	NT 550,000,000
Fifth Year (Jan. 1st, 2018- Dec. 31st,2018)	NT 650,000,000
Sixth Year (Jan. 1st, 2019- Dec. 31st,2019)	NT 750,000,000
Seventh Year (Jan. 1st, 2020- Dec. 31st,2020)	NT 850,000,000

3.	Section 7.2 and 7.3 of the Agreement shall be amended to read as follows:

7.2 The formula for calculating the returned Execution Fees to AIATW pursuant to Article 7.1 is agreed as follows:

(i) First Year

A. "Annual Target Achievement Rate" is 49% -0%. Action shall return NT 40 million to AIATW.

B. "Annual Target Achievement Rate" is 99% -50%. Action shall return certain amount to AIATW by the following formula: NT 40 million x (1 - Target Achievement Rate) (rounded to the nearest whole number; same as below)

C. The formula for calculating "Annual Target Achievement Rate" is:

AFYP of first year/Sale Target of first year

(ii) Second Year to Seventh year

From the end of the second contract year, AIATW will calculate and recognize the accumulated AFYP of the insurance contracts negotiated by each Appointed Broker/Agent and agreed by AIATW every year from the first contract year to the end of the current year (hereinafter referred to as "Cumulative Year") and calculate "Accumulated Annual Target Achievement Rate" as accumulated AFYP/accumulated Sales Target:

A.	"Accumulated Annual Target Achievement Rate" is 49% -0%. Action shall return certain amount to AIATW by the following formula: NT 5 million + (NT 35 million x cumulative number of years) – the Execution Fees shall be returned to AIATW pursuant to Article 7.2 (i) A and B.
B.	"Accumulated Annual Target Achievement Rate" is 99% -50%. Action shall return certain amount to AIATW by the following formula: NT 5 million + (NT 35 million x cumulative number of years) x (1 - cumulative performance target achievement rate) - the Execution Fees shall be returned to AIATW pursuant to Article 7.2 (i) A and B. In case the value calculated as described above is less than zero, AIATW shall compensate Action the difference.

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C.	"Accumulated Annual Target Achievement Rate" is over 100%. AIATW shall pay back the returned Execution Fees which has be returned to AIATW pursuant to Article 7.2 (i) A and B.

7.3 In the event at Action fails to meet the 13-Month Persistency Ratio (P) Indicators set forth in Article 7.1, the returned Execution Fees shall be calculated as NT 35.7 million x ratio (%) of returned Execution Fees. The aforementioned ratio (%) of returned Execution Fees is agreed as the following table:

13-Month Persistency Ratio (P) Indicators	Ratio of returned Execution Fees (%)
P >= 80%	0%
70% <= P < 80%	10%
60% <= P < 70%	20%
P < 60%	30%

4.	It is agreed by the parties to add the following section into the Agreement.

CUIS acquired all of the issued and outstanding shares (100% of voting equity interest) of Action together with its subsidiaries in Taiwan. Action, on April 30, 2012, acquired 65.95% ownership of Law Enterprise Co., Ltd. (“Law Enterprise”), a company held 100% of Law Insurance Broker Co., Ltd. (“Law Broker”). In the event that Action transfers above 30% of its shares or any sales, pledge or transferring above 30% of its holdings shares of Law Broker, AIATW may terminate this Agreement. Upon the termination of this Agreement due to this Section, both parties agree to recalculate the Execution Fees according to Section 8.3.

5.	Except as expressly stated herein, all other terms, conditions and attachments of the Agreement shall remain in full force and effect.

6.	All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement unless otherwise provided.

7.	The terms and conditions herein contained constitute the entire agreement between the parties with respect to the subject matter hereof. This Amendment shall be deemed part of the Agreement and is incorporated therein and made a part thereof by this reference, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement.

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8.	This Amendment shall be executed in two identical counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties, being duly authorized to do so, have executed this Amendment as of the date set forth above.

AIA International Limited Taiwan Branch

By: Tan, Kar-Hor

Title: General Manager

VAT number:

Address: 17F., No.333, Sec. 2, Dunhua S. Rd., Da’an Dist., Taipei City 106, Taiwan (R.O.C.)

Action Holdings Financial Limited

By: Mao, Yi-Hsio

Address: 7F., No.311, Sec. 3, Nanjing E. Rd., Songshan Dist., Taipei City 105, Taiwan (R.O.C.)

Tel:02-25455970

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